First Amendment to the
MeadWestvaco Corporation Deferred Income Plan
(2007 Restatement)

The MeadWestvaco Corporation Deferred Income Plan is hereby amended, effective September 1, 2013, as follows:

1.    Section 4.01(b)(3) is deleted in its entirety and replaced with the following:

(3)    With the exception of an individual who becomes an Eligible Employee in October, for the first Plan Year in which an individual becomes an Eligible Employee, such eligible Employee’s properly executed Deferral Election must be delivered to the Plan’s recordkeeper no later than the last day of the month immediately following the first day of employment or the effective date of the individual’s promotion. For the first Plan Year in which an individual becomes an Eligible Employee in October, if such Eligible Employee has not been eligible to participate in any other 409A Account Plan, such Eligible Employee’s properly executed Deferral Election must be delivered to the Plan’s recordkeeper during Open Enrollment of the Plan Year in which he became an Eligible Employee. The Deferral Election for the first Plan Year in which an individual becomes an Eligible Employee applies only to compensation for services performed after such Deferral Election is delivered to the recordkeeper, and is irrevocable during such Plan Year.

* * * * *

IN WITNESS WHEREOF the undersigned has executed this First Amendment to the MeadWestvaco Corporation Deferred Income Plan on this 22nd day of August, 2013.

/s/ Linda V. Schreiner
Linda V. Schreiner
Senior Vice President
Commercial Excellence, Marketing and
Design, HR, Communications,
MeadWestvaco Foundation

APPROVALS

LAW DEPARTMENT

By     /s/ Maria P. Rasmussen
Maria P. Rasmussen
Associate General Counsel

FILED: August 26, 2013

By     /s/ John J. Carrara
John J. Carrara
Associate General Counsel and Assistant Secretary